Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Beleza Luxury Goods Inc. and Subsidiaries of our report dated July 5, 2007 on our audit of the financial statements of Beleza Luxury Goods Inc. as of March 31, 2007 and the results of their operations and cash flows for the year then ended, and the reference to us under the caption “Experts.”

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
October 30, 2007